THIS DIRECTOR'S INDEMNITY IS MADE EFFECTIVE AS OF THE 29TH DAY OF JUNE, 2001.


BETWEEN:


                              CHINA BROADBAND CORP.
                        (herein called the "Corporation")

                                                               OF THE FIRST PART

                                     - and -

                                 MATTHEW HEYSEL
                         (herein called the "Director")

                                                              OF THE SECOND PART


WHEREAS the Director has, at the request of the Corporation agreed to continue to act as director on the condition that the Corporation shall indemnify the Director in the manner hereinafter described;

IN CONSIDERATION of the Director acting as director of the Corporation at the request of the Corporation and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Corporation does hereby indemnify and hold harmless the Director, his heirs and legal representatives against all costs, charges, losses, expenses and claims whatsoever arising out of or in any way incidental to the Director holding or having held office as Director of the Corporation and any and all acts or omissions of the Director while acting or purporting to act in such capacity and, without limitation, and in particular from and against any and all damages, costs, liabilities, charges or expenses arising from the claims set forth in Alberta Court of Queen's Bench Action #0101-07232 and any claims arising from, or related to, the purchase of shares of the Corporation by Michael Lauer, The Orbiter Fund Ltd., The Viator Fund Ltd., Lancer Offshore Inc., Lancer Partners Limited Partnership (collectively the "Lancer Group"), and any parties related to the Lancer Group.

2. The Corporation agrees that the Director is not obliged to take any action or exhaust his recourse against the Corporation or seek recovery under any Director's liability insurance which may be in force from time to time, before requiring or being entitled to payment from the Corporation of all amounts for which the Director is hereby indemnified.

3. If any provision contained in this Director's Indemnity should be held to be invalid or contrary to law, the remaining provisions hereof shall nevertheless be and shall be deemed to be valid and binding on the Corporation.

4. This Director's Indemnity shall be construed and interpreted in accordance with and governed by the laws of the Province of Alberta, Canada.

5. This Director's Indemnity may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear that date as first above written. A facsimile transcribed copy of this Director's Indemnity signed by any party hereto in counterpart, shall be deemed to be and shall constitute a properly executed, delivered and binding document of the parties so signing, notwithstanding the actual date of execution. Each of the parties hereto further agree to promptly return an original duly executed counterpart of this Director's Indemnity following the delivery of the facsimile transcribed copy thereof.



IN WITNESS WHEREOF the parties hereto have executed this Director's Indemnity, to be effective as of the date first above written.

                              CHINA BROADBAND CORP.

                              By: /S/ THOMAS MILNE


/S/ MITZI MURRAY                 /S/ MATTHEW HEYSEL
Witness:                         MATTHEW HEYSEL